Exhibit 99.1

NATURAL RESOURCES

Mach Natural Resources LP Announces Launch of Public Offering of Common Units

February 5, 2025

OKLAHOMA CITY, Oklahoma—Mach Natural Resources LP (“Mach”) announced today the launch of its public offering (the “Offering”) of 12,000,000 common units representing limited partner interests in Mach (the “common units”). Mach will also grant the underwriters an option to purchase up to an additional 1,800,000 common units at the public offering price, less underwriting discounts and commissions. Mach intends to use the net proceeds from the Offering to repay in full the approximately $23.0 million of borrowings outstanding under its super priority credit facility, and the remainder to repay a portion of its term loan credit facility. Mach expects to repay the remainder of borrowings under and terminate its term loan credit facility with cash on hand and proceeds from the credit facility it intends to enter into following the consummation of the Offering. Mach’s common units trade on the New York Stock Exchange under the ticker symbol “MNR.”

Stifel, Nicolaus & Company, Incorporated, Raymond James & Associates, Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, and Truist Securities, Inc. are acting as joint book-running managers for the Offering. The Offering of these securities is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. When available, a copy of the preliminary prospectus may be obtained from any of the following sources:

Stifel, Nicolaus & Company, Incorporated Attention: Syndicate Department	Raymond James & Associates, Inc. Attention: Syndicate	TCBI Securities, Inc., doing business as Texas Capital Securities Attention: Prospectus Department	Truist Securities, Inc Attention: Equity Capital Markets
1 South Street, 15th Floor	880 Carillon Parkway	2000 McKinney Avenue, 7th Floor	3333 Peachtree Road NE, 9th Floor
Baltimore, MD 21202	St. Petersburg, Florida 33716	Dallas, Texas 75201	Atlanta, GA 30326
Telephone: (855) 300-7136	Telephone: (800) 248-8863	Telephone: (866) 355-6329	Telephone: (800) 685-4786
Email: syndprospectus@stifel.com	Email: prospectus@raymondjames.com	Email: prospectus@texascapital.com	Email: truistsecurities.prospectus@truist.com

Important Information

A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. The Offering may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus related to the Offering can be obtained by visiting the SEC’s website at www.sec.gov under “Mach Natural Resources LP.” This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas.

Cautionary Statement Concerning Forward-Looking Statements

This release contains statements that express Mach’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements, including, but not limited to, statements regarding the anticipated entry into our new credit facility, including timing, ability to close the new credit facility, anticipated terms of the new credit facility, and anticipated uses of the funds from the new credit facility, the size of the Offering, our ability to complete the Offering and the anticipated use of the net proceeds from the Offering. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information as to the outcome and timing of future events at the time such statement was made. Such statements are subject to a number of assumptions, risk and uncertainties, many of which are beyond the control of Mach, including prevailing market conditions and other factors. Please read Mach’s filings with the SEC, including “Risk Factors” in Mach’s Annual Report on Form 10-K, which is on file with the SEC, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

As a result, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Mach undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Mach Natural Resources LP

Investor Relations Contact: ir@machnr.com